Exhibit 10.18

INVESTMENT AGREEMENT

Made and signed in Haifa, Israel, on the __ day of ____, 2025 (the “Effective Date”)

BETWEEN:	Bonus Biogroup Ltd., Public Company 520039777, Of Building 20, Matam Park, P.O.B. 15143, Haifa 3190501, Israel (hereinafter: the “Company”)
On the first part;

AND:	______, __________, Of _________, (hereinafter: the “Investor”)
On the second part;

WHEREAS	the Company is a public company registered in Israel, whose securities are traded at the Tel Aviv Stock Exchange Ltd. (hereinafter: the “TASE”); and

WHEREAS	the Investor wishes to purchase new shares of the Company; and the Company wishes to allot and sell new shares of the Company to the Investor, under the terms and conditions set forth in this agreement (this “Agreement”).

NOW, THEREFORE, it has been acknowledged, stipulated and agreed between the Parties as follows:

1.	Definitions. In this Agreement, the following terms shall have the meaning as follows:

“Parties”	The Company and the Investor.

“Consideration”	The sum in NIS, equivalent to US$_____ (in words: ____ US dollars), according to the representative exchange rate that will be determined by the Bank of Israel and known at the time of receipt in the Company’s Bank Account, in immediately available funds.

“Share”	An ordinary share, without a nominal value, in the Company’s share capital.

“Agreed Price Per Share”	NIS 0.36 (in words: thirty-six agorot of NIS).

“New Shares”	The amount of _____ (in words: _________) Shares, which is equal to the Consideration, divided by the Agreed Price Per Share.

“New Warrants”

The amount of ______ (in words: _________) warrants (non-tradable) of the Company (which is equal to 50% of the amount of the New Shares), registered to bearer, exercisable into an amount of _______ (in words: __________) Shares (which is equal to the amount of the New Warrants), subject to Adjustments, so that each deed of warrant from this series may be exercised into one Share, in consideration for the cash payment of NIS 0.50 (in words: fifty agorot of NIS) per Share, during the period commencing on the date of issuance of the Warrants of this series and ending 24 (twenty-four) months after the date of this Agreement.

“New Securities”	The New Shares and the New Warrants.

“Payment Period”	Any day starting at the Effective Date and ending no later than _____, 2025.

“Business Day”	A day in which the banks in Israel are open to the public, excluding Fridays, Jewish holidays and Jewish holidays eves.

“Trustee”	IBI Trust Management, Israeli Co. Reg. No. 515020428, a subsidiary of IBI Investment House, 9 Ahad Ha’am St., Tel-Aviv (Shalom Tower).

“Trustee’s Bank”	____________

“Trustee’s Bank Account”	___________

“Trust Account”	An account held and managed by the Trustee for the purpose of depositing the New Securities in accordance with Section 3 of this Agreement.

“Trustee’s Securities Account”	_________

“Company’s Bank”	_________

“Company’s Bank Account”	_________

“BOD Approval”	the approval of the Board of Directors of the Company for allocating the New Securities to the Investor.

“TASE Approval”	the approval of the TASE for listing the New Securities on the TASE on the name or for the benefit of the Investor.

2.	The transaction. The Investor hereby irrevocably undertakes to deposit the full Consideration with the Company’s Bank by way of one or more irrevocable bank transfers to the Company’s Bank Account, either on a single or several occasions, no later than the end of the Payment Period (the “Deposit”). This obligation is conditional upon the Company obtaining the BOD Approval and, if required, providing such approval to the Investor prior to the last day of the Payment Period as a pre-condition to the Deposit.

3.	The Allocation of the New Securities. The Company hereby undertakes an irrevocable obligation that, upon the transfer of the Consideration or any portion thereof to the Company’s Bank Account, and subject to the receipt of the approvals required for the lawful allocation of the New Securities, it may allocate all the New Securities or such portion or type thereof as permitted by such approvals, or at least the corresponding pro-rata portion of the New Securities, and transfer them to the Trustee’s Securities Account. The transfer of the New Securities from the Trustee’s Securities Account to the Investor shall be made in accordance with the proportion of the Consideration actually paid to the Company’s Bank Account.

4.	Adjustments and Regulatory Approvals. The Agreed Price Per Share and the amount of New Securities shall be subject to adjustments, in accordance with the regulations and directives of the TASE, as amended from time to time, for events such as: rights offerings, bonus shares, dividend distributions, capital consolidations, capital splits, or capital reductions (collectively, “Adjustments”). BOD Approval and TASE Approval, are subject to the regulations and directives of the TASE, as amended from time to time.

5.	Lock-up. The Investor hereby undertakes, vis-à-vis the Company, not to sell any portion of the New Shares, to the extent that such sale would be prohibited by Section 15C of the Israeli Securities Law, 5728 - 1968, and the applicable regulations by virtue thereof (the “ISL”), on the resale of the New Shares and, to the extent applicable, U.S. securities laws. The New Securities shall remain deposited in a Trust Account for the full lock-up period required by the ISL.

6.	Disclosure of Information Etc. The Investor acknowledges, represents, and warrants to the Company (i) being provided with the opportunity to conduct due diligence prior to entering into the transactions contemplated by this Agreement. This includes unrestricted access to all public reports and disclosures of the Company, irrespective of their reporting date, along with the opportunity to ask questions, receive answers about the terms and conditions of the offering of the New Securities, and obtain any further information necessary to verify the accuracy of the information provided, and (ii) that, with the assistance of Investor’s own professional advisors, to the extent that it has deemed appropriate, Investor has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the New Securities and the consequences of this Agreement. Investor has considered the suitability of the New Securities as an investment in light of its own circumstances and financial condition and Investor is able to bear the risks associated with an investment in the New Securities, and it is authorized to invest in the New Securities.

7.	Investor Qualifications. The Investor represents and warrants that (i) it qualifies as an “Accredited Investor” under Rule 501(a) of Regulation D of the U.S. Securities Act of 1933, as amended (“1933 Act”) and that it has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the New Securities, (ii) if Investor is Israeli, that it is a “Qualified Investor” under the Israeli Securities Law, 1968, (iii) it has not been solicited to offer to purchase or to purchase any New Securities by means of any general solicitation or advertising within the meaning of Regulation D or otherwise engaged in the transactions contemplated hereunder due to any filing by the Company with the U.S. Securities and Exchange Commission, and (iv) is not a person of the type described in Section 506(d) of Regulation D that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D. The Investor confirms independently reviewing and meeting the applicable criteria and acknowledges that this declaration is made to comply with securities laws, with the Company relying on it to.

8.	Ownership of the New Securities. The Investor represents and warrants to the Company that (i) it understand that the New Securities are “restricted securities” and have not been registered under the 1933 Act and that it is acquiring the New Securities as principal for its own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the 1933 Act or any applicable securities laws and has no direct or indirect arrangement or understandings with any other persons to distribute, or regarding the distribution of, such New Securities in violation of the 1933 Act or any applicable state securities law, and (ii) it is not acting together or in concert with any other person or entity as a group (including for purposes of “holding or purchasing securities together with others” as defined in Section 1 of the Israeli Securities Law, 1968).

9.	Governing Law; Jurisdiction. The laws of the State of Israel shall apply and govern this Agreement. Exclusive jurisdiction in all matters pertaining to and in connection with this Agreement shall be vested in the competent courts of Tel Aviv, Israel.

10.	Taxes and expenses. Each party shall pay and bare its own taxes and expenses, if and insofar as they are levied on it, resulting from the performance of the allotment pursuant to this Agreement. The Company may, from time to time, replace the Trustee and appoint other entity as a trustee, in place of the Trustee, for the purposes of this Agreement, in its sole discretion, upon providing a prior written notice to the Investor and the trustee. The Company shall bear all expenses of appointing or replacing a trustee as well as expenses incurring from the management of the Trust Account.

11.	Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, representations, and understandings, whether written or oral, relating to its subject matter. Any amendment or modification to this Agreement shall be valid only if made in writing and signed by all parties.

[Signature Page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized officers as of the date first written.

Investor’s Name	Bonus Biogroup Ltd.

By:	By:	Yosef Rauch

Its:	Its:	Executive Chairman

	By:	Shai Meretzki

	Its:	CEO and Director

[Signature Page to Investment Agreement]

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